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                                                                    EXHIBIT 23.3

                               [KPMG LETTERHEAD]

The Board of Directors
Jolt Ltd.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated June 15, 2000, with respect to the financial statements of Jolt Ltd. as of and for the three years ended December 31, 1999, in Optical Access Inc's S1 dated October 3, 2000.

/s/ SOMEKH CHAIKIN
Somekh Chaikin
Certified Public Accountants (Isr.)
A member firm of KPMG International

October 2, 2000